UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2012

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 20, 2012, CNO Financial Group, Inc. (the “Company”) entered into Amendment No. 2 to the Credit Agreement, dated as of December 21, 2010 (the “Credit Agreement”), by and among the Company, Morgan Stanley Senior Funding, Inc., as agent, and the lenders from time to time party thereto (as amended, the “Amended Credit Agreement”). The changes to the Credit Agreement made by Amendment No. 2 included:

•
A change in the definition of “Total Capitalization” (used to calculate compliance with the Debt to Total Capitalization Ratio covenant) to provide that any change to the Company's shareholders' equity resulting from the adoption by the Company of Financial Accounting Standards Update No. 2010-26 (“ASU 2010-26”), related to the accounting for deferred acquisition costs, shall be disregarded for the purpose of such covenant to the extent the Company going forward quantifies the impact of ASU 2010-26 for each fiscal quarter or fiscal year and the cumulative impact since its adoption.

•	An increase in the cap on investments in “Capital Stock” (as defined in the Amended Credit Agreement) from 1% to 3%.

The foregoing description of Amendment No. 2 is qualified in its entirety by reference to the complete copy of Amendment No. 2 filed as Exhibit 10.1 to this Current Report on Form 8-K and to the Credit Agreement which was filed as Exhibit 10.4 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 2010. Terms used in this Current Report which are not defined herein have the meanings ascribed to them in the Amended Credit Agreement.

Item 9.01(d).	Financial Statements and Exhibits.

The following is furnished as an exhibit to this Current Report on Form 8-K:

10.1	Amendment No. 2 to Credit Agreement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: March 20, 2012
	By:	/s/ Karl W. Kindig
Karl W. Kindig
Senior Vice President
and Secretary

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